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                                                                    EXHIBIT 23.1

                    [LETTERHEAD OF DELOITTE HASKINS & SELLS]

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Silverline Technologies Limited on Form F-3 of the report of Deloitte Haskins and Sells (a member firm of Deloitte Touche Tohmatsu) dated July 6, 2001, appearing in the Annual Report on Form 20-F of Silverline Technologies Limited for the years ended December 31, 1999 and 2000 and to the reference to Deloitte Haskins and Sells (a member firm of Deloitte Touche Tohmatsu) under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE HASKINS & SELLS

DELOITTE HASKINS & SELLS


Mumbai, India
July 06, 2001